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                                                                 EXHIBIT 10.31.2

                             SECOND LEASE AMENDMENT

      This Amendment the "Second Amendment" is entered into this 20th day of April, 2005 in connection with the Office Building Lease (hereinafter referred to as "Original Lease") for that portion of the building known as BUILDING SEVEN, 27500 RIVERVIEW CENTER BLVD., BONITA SPRINGS, FL between RIVERVIEW ASSOCIATES LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and SOURCE INTERLINK COMPANIES, INC. (hereinafter referred to as "Tenant");

      WHEREAS, Landlord and Tenant entered into the Original Lease dated August 9, 2001;

      WHEREAS, Landlord delivered possession of the Premises to Tenant pursuant to the Commencement Date Certificate on July 1, 2002;

      WHEREAS, Pursuant to Paragraph 37 of the Original Lease Landlord has taken title to the Land from the Ground Lease Landlord and has extinguished the Ground Lease;

      WHEREAS, Landlord agreed to amortize certain additional fitout costs in the amount of Two Hundred Eighty-One Thousand Five Hundred Thirty Dollars And No Cents ($281,530.00), which is in excess of the allowances provided for in Paragraph 4 of the Office Building Lease. These costs are being amortized over the term of the Lease at a rate of Six Percent (6%), and shall be payable in equal monthly installments of Two Thousand Seven Hundred Forty-Seven Dollars and Thirty-One Cents ($2,747.31);

      WHEREAS, Tenant, pursuant to Paragraph 34 of the Original Lease, had the option to lease 10,000 square feet of Rentable Area on the second floor of the Office Building ("Option Space") within one (1) year of the Commencement Date of the Lease provided that it provide Landlord with ninety (90) days prior notice;

      WHEREAS, Tenant failed to provide the required notice for the Option Space but Landlord and Tenant agreed to waive the notice requirement and agreed that Tenant shall have the option to lease the Option Space according to the terms and conditions of Paragraph 34;

      WHEREAS, Landlord and Tenant entered into a Lease Amendment dated August 27, 2003 the "First Amendment" modifying the terms of the Lease to include the Option Space;

      WHEREAS, Landlord provided notice to Tenant of its intent to lease Suite 106 consisting of 2,500 Rentable Square Feet of the Additional Space to a third party as required pursuant to Paragraph 35 of the Original Lease;

      WHEREAS, Tenant waived its First Right Of Refusal to lease Suite 106;

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      WHEREAS, Tenant desires to lease the remaining space on the second floor consisting of 11,243 Usable Square Feet plus 1,000 Usable Square Feet on the first floor of the Building as shown on the attached Exhibit "D-2" (hereinafter referred to as "Additional Space");

      WHEREAS, Tenant on or before January 1, 2006 desires to lease the remaining space on the first floor consisting of 16,459 Usable Square Feet as shown on the attached Exhibit "D-3" hereinafter referred to as ("Remaining Space");

      NOW, THERFORE, for the good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby the parties covenant and agree as follows:

      1. PARAGRAPH 1.8 OF THE LEASE IS HEREBY DELETED AND SUBSTITUTED IN LIEU THEREOF SHALL BE THE FOLLOWING:

      1.8 "PREMISES" From July 1, 2002 until September 2, 2003, Premises means that certain office space known Floors 3 and 4 which is identified on EXHIBIT D attached to the Original Lease (and are the two highest floors in the Office Building), consisting of approximately 46,312 Usable Square Feet and 50,943 Rentable Square Feet. From September 2, 2003, Premises means that certain office space known Suite 206 on Floor 2 consisting of approximately 9,665 Usable Square Feet and 11,202 Rentable Square Feet which is identified on EXHIBIT D-1 attached to the First Amendment PLUS Floors 3 and 4, consisting of approximately 46,312 Usable Square Feet and 50,943 Rentable Square feet for total Usable Square Feet of 55,977 and total Rentable Square Feet of 62,145. From April 1, 2005, Premises means the improved portion of the Additional Space consisting of approximately 10,243 Usable Square Feet (subject to adjustment as provided in Section 2.2 below) and 11,872 Rentable Square Feet PLUS the existing space on Floor 2 consisting of approximately 9,665 Usable Square Feet and 11,202 Rentable Square Feet PLUS Floors 3 and 4, consisting of approximately 46,312 Usable Square Feet and 50,943 Rentable Square feet for total Usable Square Feet of 66,220 and total Rentable Square Feet of 74,017. From June 1, 2005, Premises means the unimproved portion of the Additional Space consisting of approximately 2,000 Usable Square Feet (subject to adjustment as provided in Section 2.2 below) and 2,318 Rentable Square Feet PLUS the existing space on Floor 2 consisting of approximately 19,908 Usable Square Feet and 23,074 Rentable Square Feet PLUS Floors 3 and 4, consisting of approximately 46,312 Usable Square Feet and 50,943 Rentable Square feet for total Usable Square Feet of 68,220 and total Rentable Square Feet of 76,335. From the sooner of January 1, 2006 or the completion of all final inspections allowing for lawful occupancy of the Remaining Space Premises means the Remaining Space consisting of approximately 16,459 Usable Square Feet (subject to adjustment as provided in Section 2.2 below) and 19,077 Rentable Square Feet PLUS the existing space approximately 68,220 Usable Square Feet and 76,335 Rentable Square Feet for total Usable Square Feet of 84,679 and total Rentable Square Feet of 95,412.

      2. PARAGRAPH 1.10 OF THE LEASE IS HEREBY DELETED AND SUBSTITUTED IN LIEU THEREOF SHALL BE THE FOLLOWING:

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            1.10  "RENTABLE AREA" means the sum of (i) the Usable Square Feet, plus (ii) the amount arrived at multiplying the Usable Square Feet times the applicable Load Factor which for the purposes of this Lease is agreed to be 95,412 unless adjusted as otherwise provided in this Lease.

      3. PARAGRAPH 1.14 OF THE LEASE IS HEREBY DELETED AND SUBSTITUTED IN LIEU THEREOF SHALL BE THE FOLLOWING:

            1.14 "USABLE SQUARE FEET" means the number of square feet of usable area as determined in accordance with applicable BOMA standards in effect as of the Lease Date; provided, however, that any area on a floor occupied entirely by a single tenant which would otherwise be Interior Common Areas shall instead constitute Usable Square Feet of such tenant for all purposes under this Lease. Landlord's architect's measurement shall be used, absent manifest error. The parties agree that the Useable Square Feet of the Premises is 84,679, unless adjusted as otherwise provided in this Lease.

      4. PARAGRAPH 4 OF THE LEASE IS HEREBY MODIFIED BY THE ADDITION OF THE AS FOLLOWING:

    Tenant acknowledges that the Landlord has completed its obligations for construction for Floor 3 and Floor 4, and Suite 206 on Floor 2, subject to any incomplete punch list or warranty item. Landlord agrees to complete the Tenant Fitout for the unimproved portion of the Additional Space and the Remaining Space to Building standard as defined in Exhibit B-3, at its own cost and expense which cost is agreed to be $25.00 per Usable Square Foot ("Allowance'). Landlord warrants that the Allowance will provide a level of finish similar to the Option Space. Should Tenant exceed that level of finish, Tenant shall be responsible for the payment of any additional costs. Tenant shall have the option to elect the Landlord to amortize the additional costs over the remaining Term of the Lease in equal monthly payments based on 7% interest subject to a limitation of $15.00 per Usable Square Foot. The finish in the improved space in Suites 201 & 202 of the Additional Space exceeds Building Standard and Tenant agrees to accept that portion of the Premises in as is condition excepting that Landlord will replace any missing cabinetry and appliances in Suite 202. The Premises shall be deemed ready for occupancy when the work being performed therein is substantially completed. The term "substantially completed" shall be construed to mean such completion as shall enable Tenant to reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business and the completion of all final inspections allowing for lawful occupancy of the Premises, even though minor details, decorations and mechanical adjustments (hereinafter referred to as "Punch List Items") remain to be completed by the Landlord and signed off by Tenant and Tenant's architect. Within thirty (30) days of the Premises being substantially completed and the completion of all final inspections allowing for lawful occupancy of the Additional Space and the Remaining Space, Landlord and Tenant shall execute and deliver to each other a certificate ("Commencement Date Certificate") in the form attached to the Original Lease as EXHIBIT E which shall: (i) confirm the Commencement Date and Termination Date, and such other information as either party shall reasonably request, and (ii) include a "punch list" of defects of the Tenant Fitout. Within thirty (30) days following completion of all final inspections allowing for lawful occupancy of the Additional Space and Remaining Space the

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Landlord shall cause the defects set forth on the punch list in such certificate to be corrected. Notwithstanding anything contained herein to the contrary, Fixed Rent will be payable for the Remaining Space effective January 1, 2006 whether or not Tenant Fitout is completed, unless the failure to complete is due to delays by Landlord or its contractor.

      5. PARAGRAPH 5.1 OF THE LEASE IS HEREBY DELETED AND SUBSTITUTED IN LIEU THEREOF SHALL BE THE FOLLOWING:

      5.1 From and after the Commencement Date, Tenant agrees to pay to Landlord annual fixed rent for the Premises (the "Fixed Rent") in an amount per annum calculated in the manner provided on 3RD REVISED EXHIBIT H. Fixed Rent shall be payable during each Lease Year in equal monthly installments on the first (1st) day of each calendar month during the Term. At the time that Tenant pays to Landlord the Fixed Rent, it shall also remit to Landlord any applicable state sales tax due thereon. If the Commencement Date is a day other than the first (1st) day of a calendar month, then Fixed Rent and Additional Rent (as hereafter defined) for (a) any partial calendar month shall be prorated on the basis of the actual number of days in such month, and (b) the month in which the Commencement Date occurs shall be payable on the Commencement Date. Fixed Rent includes an annual allowance equal to the amount arrived at by multiplying (i) six dollars and fifty cents ($6.85), times (ii) the Rentable Area of the Premises (the "Operating Expense Allowance"). All Fixed Rent shall be subject to Florida State sales tax.

6. Notwithstanding anything contained herein to the contrary, in the event that Tenant leases the Remaining Space on or before September 1, 2005 the terms of the Lease will be modified pursuant to the Third Lease Amendment attached hereto as Exhibit `J"

      All other terms and conditions of the Lease shall remain in full force and effect.

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      IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals the day and year noted below their respective signatures, and the corporate seals have been duly affixed.

WITNESSES:                           LANDLORD:

                                     RIVERVIEW ASSOCIATES LIMITED
                                     PARTNERSHIP, a Florida limited partnership

                                     By: RIVERVIEW ASSOCIATES, L.L.C., a Florida
                                         limited liability company as its
                                         general partner

Witness /s/ Rochelle K. Karch                /s/ Willian G. Price, Jr.
        -----------------------------        -----------------------------------
Print Name Rochelle K. Karch                           By: William G. Price, Jr.

                                             Its: Managing Member

Witness /s/Charles F. Jans
        -----------------------------
Print Name: Charles F. Jans                  DATED: 4/20/04

WITNESSES:                                  TENANT:

                                            SOURCE INTERLINK COMPANIES, INC.

Witness /s/Valeri A. Holcomb                /s/ James R. Gillis
        -----------------------------       ------------------------------------
Print Name: Valeri A. Holcomb               By: James R. Gillis
                                            Its: President and Chief Operating
                                                 Officer

Witness
       ------------------------------
Print Name
          ---------------------------       DATED:
                                                  ------------------------------